UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On March 24, 2017, Silgan Holdings Inc. (“we,” “us” or “our”) and certain of our wholly owned subsidiaries completed an amendment and restatement of our existing senior secured credit facility with Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., Goldman Sachs Bank USA, HSBC Bank USA, National Association, Mizuho Bank, Ltd. and Coöperatieve Rabobank U.A., New York Branch, as Co-Syndication Agents, The Bank of Nova Scotia, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd., TD Bank, N.A. and CoBank, ACB, as Co-Documentation Agents, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, HSBC Bank USA, National Association, Mizuho Bank, Ltd. and Coöperatieve Rabobank U.A., New York Branch, as Joint Lead Arrangers and Joint Bookrunners, and various lenders.

The amended and restated senior secured credit facility extends the maturity of our existing senior secured credit facility, dated as of January 14, 2014, and provides us with additional borrowing capacity. On March 24, 2017, all amounts owing under our existing senior secured credit facility continued to be outstanding under our amended and restated senior secured credit facility, which superseded and replaced our existing senior secured credit facility in its entirety.

The Available Credit Facility

Our amended and restated senior secured credit facility provides us with a revolving loan facility (the “Multicurrency Revolving Loan Facility”) for an aggregate of U.S. $1.19 billion of revolving loans, letters of credit and swingline loans, which may be incurred in U.S. Dollars, Euros and Pounds Sterling (the “Multicurrency Revolving Loans”), subject to certain sub-limits for letters of credit and swingline loans and certain overall sub-limits for revolving loans, letters of credit and swingline loans to certain foreign subsidiaries. In addition, our amended and restated senior secured credit facility provides us with a Canadian revolving loan facility for an additional Cdn. $15 million of revolving loans in Canadian Dollars (the “Canadian Revolving Loans” and, together with the Multicurrency Revolving Loans, the “Revolving Loans”). Additionally, our amended and restated senior secured credit facility provides us with (i) U.S. $800 million of delayed draw term loans designated US A term loans (the “U.S. Term Loans”) and (ii) Cdn. $45.5 million of term loans designated Canadian A term loans (the “Canadian Term Loans” and, collectively with the U.S. Term Loans, the “Term Loans”). Subject to the conditions set forth in our amended and restated senior secured credit facility, on or prior to July 22, 2017, we may borrow the U.S. Term Loans solely for the purpose of funding a portion of the purchase price of our acquisition of the specialty closures and dispensing systems business of WestRock Company and related fees and expenses. Our amended and restated senior secured credit facility also includes an uncommitted multicurrency incremental loan facility of up to U.S. $1.25 billion (which amount may be increased as provided in our amended and restated senior secured credit facility), which may take the form of one or more incremental term loan facilities and/or increased commitments under the revolving loan facilities, subject to certain limitations.

The Revolving Loans generally may be borrowed, repaid and reborrowed from time to time until March 24, 2022. Proceeds from Revolving Loans may be used for working capital and general corporate purposes (including acquisitions, capital expenditures, dividends, stock repurchases and repayments of other debt). Up to U.S. $125 million of the Multicurrency Revolving Loan Facility may be used for letters of credit, and up to U.S. $75 million of the Multicurrency Revolving Loan Facility may be used to incur swingline loans.

The Term Loans mature on March 24, 2023. The Term Loans are payable in installments as follows (expressed as a percentage of the original principal amount of the applicable Term Loan outstanding on the date that it is borrowed), with the remaining outstanding principal amounts to be repaid on the maturity date of the Term Loans:

Date	Percentage

December 31, 2018	5.0%

December 31, 2019	10.0%

December 31, 2020	10.0%

December 31, 2021	10.0%

December 31, 2022	10.0%

If, on the date that is 91 days prior to the maturity date of any of our 5% Senior Notes due 2020 and our 5 1⁄2 Senior Notes due 2022 (collectively, our “Prior Notes”), all of Prior Notes that mature on such maturity date have not been (a) repaid in full, (b) amended to extend the final maturity date thereof to a date that is more than 90 days after the maturity date of the Revolving Loans or the Terms Loans, as applicable, or (c) refinanced with other senior notes with a final maturity date that is more than 90 days after the maturity date of the Revolving Loans or the Terms Loans, as applicable, then the Revolving Loans and the Term Loans will mature on the date that is 91 days prior to the earliest maturity date of the Prior Notes that remain outstanding.

Our amended and restated senior secured credit facility also contains certain mandatory repayment provisions, including requirements to prepay loans with proceeds in excess of certain amounts received from certain assets sales. Generally, mandatory repayments are applied pro rata to each of the Term Loans and applied first to the next two scheduled amortization payments which are due on December 31 of the year of such mandatory repayment and the next succeeding year (or, if no such payment is due on December 31 of such year, to the payment due on December 31 of the immediately succeeding year or of the next succeeding year in which a payment is to be made) and, to the extent in excess thereof, pro rata to the remaining installments of each of the Term Loans. Voluntary prepayments of Term Loans may be applied to any tranche of Term Loans at our discretion and are applied to the scheduled amortization payments in direct order of maturity.

From time to time, we may offer (each, an “Extension Offer”) to all lenders of any tranche of Term Loans with a like maturity date or any tranche of Revolving Loans with a like maturity date, in each case on a pro rata basis and on the same terms to each such lender, to extend the maturity date of each such lender’s Term Loans or Revolving Loans, as applicable, and otherwise modify the terms of such tranche of Term Loans or such tranche of Revolving Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by changing the interest rate or fees payable in respect of such tranche and/or modifying the amortization schedule in respect of such lender’s Term Loans), and any extended loans shall constitute a separate tranche of loans from the tranche of Term Loans or Revolving Loans, as applicable, from which they were converted.

The uncommitted incremental loan facility provides, among other things, that any incremental loan borrowing shall:

•	be denominated in a single currency, either in U.S. Dollars, Euros, Pounds Sterling or Canadian Dollars;

•	be in a minimum aggregate amount for all lenders participating in a given tranche of at least U.S. $50 million;

•	have a maturity date no earlier than the maturity date for the Term Loans and a weighted average life to maturity of no less than the weighted average life to maturity of the Term Loans; and

•	be used by us and certain of our foreign subsidiaries for working capital and other general corporate purposes, including to finance acquisitions and refinance any indebtedness assumed as a part of such acquisitions, to refinance or repurchase debt as permitted and to pay outstanding Revolving Loans and swingline loans.

As of March 24, 2017, the U.S. Term Loans were not yet drawn, the outstanding principal amount of the Canadian Term Loans was Cdn. $45.5 million and the outstanding principal amounts of the Revolving Loans were U.S. $15.8 million and £2.0 million.

Interest and Fees

If the borrowings are made in U.S. Dollars, each of the Term Loans, the Revolving Loans and, when committed, the incremental loans, at the applicable borrower’s election, may consist of loans designated as Eurodollar loans or Base Rate loans. Each of the U.S. Dollar-denominated loans may be converted from a Eurodollar loan to a Base Rate loan and vice versa. Interest on loans maintained as Eurodollar loans denominated in U.S. Dollars accrues at the rate that appears on the Reuters Screen LIBOR01 as the interbank offered rate for U.S. Dollar deposits with comparable maturities to the applicable interest period as of the relevant date of determination, divided by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D of the Federal Reserve System, which shall be 0% if such quotient is less than 0% (the “Eurodollar Rate”), plus the applicable margin. Interest on Base Rate loans accrues at the highest of (i) 1/2 of one percent in excess of the overnight federal funds rate, (ii) the prime lending rate of the administrative agent and (iii) the Eurodollar Rate for an interest period of one month plus 1%, plus the applicable margin.

If the borrowings are made in Canadian Dollars, each of the Term Loans and the Canadian Revolving Loans, at the applicable borrower’s election, may consist of loans designated as CDOR Rate loans or Canadian Prime Rate loans. Each of the Canadian Dollar-denominated loans can be converted from a CDOR Rate loan to a Canadian Prime Rate loan and vice versa. Interest on CDOR Rate loans accrues at a rate applicable to Canadian Dealer Offered Rate for a comparable loan amount and interest period that appears on the Reuters Screen CDOR Page, which shall be 0% if such rate is less than 0% (the “CDOR Rate”), plus the applicable margin. Interest on Canadian Prime Rate Loans accrues at the higher of (i) the Canadian prime rate applicable to loans and (ii) the sum of the CDOR Rate for an interest period of one month plus 75 basis points per annum, plus the applicable margin.

Borrowings in Euros and borrowings in Pounds Sterling are designated as Euro Rate loans. Interest on Euro Rate loans denominated in Euros or Pounds Sterling accrues at the rate per annum that appears on the Reuters Screen LIBOR01 as the interbank offered rate for deposits in Euros or Pounds Sterling, as applicable, with comparable maturities to the applicable interest period as of the relevant date of determination, which shall be 0% if such rate is less than 0%, plus the applicable margin.

The interest rate period for loans denominated in (x) U.S. Dollars may be 1, 2, 3, 6 or, to the extent available to all applicable lenders, 12 months or a period of less than 1 month, (y) Euros or Pounds Sterling (other than Euro denominated swingline loans) may be 1, 2, 3, 6 or, to the extent available to all applicable lenders, 12 months or such other period of less than 1 month to the extent approved by the administrative agent and otherwise available to all applicable lenders and (z) Canadian Dollars may be 1, 2, 3, 6 or, to the extent approved by the administrative agent and otherwise available to all applicable lenders, 12 months.

Until the date of the delivery of the financial statements in respect of our fiscal quarter ending March 31, 2017, the applicable margin for the Term Loans and the Revolving Loans shall be (i) with respect to Base Rate loans and Canadian Prime Rate loans, 1.00%, and (ii) with respect to Eurodollar loans, Euro Rate loans and CDOR Rate loans, 2.00%. After delivery of the financial statements in respect of our fiscal quarter ending March 31, 2017, the applicable margin for the Term Loans and the Revolving Loans will be reset quarterly based on our Total Net Leverage Ratio (as defined in our amended and restated senior secured credit facility). The applicable margin ranges from 0% to 1.00% with respect to Base Rate loans and Canadian Prime Rate loans and from 1.00% to 2.00% with respect to Eurodollar loans, Euro Rate loans and CDOR Rate loans.

The revolving borrowers have agreed to pay to the applicable lenders a commitment commission calculated initially as 0.35% per annum on the daily average unused portion of the lenders’ commitment in respect of the Revolving Loans until such commitment is terminated. The commitment commission rate ranges from 0.20% to 0.35% and is subject to change on a quarterly basis beginning after the delivery of our financial statements in respect of our fiscal quarter ending March 31, 2017 based upon our Total Net Leverage Ratio. Each of the revolving borrowers also is required to pay to the applicable lenders for each letter of credit a letter of credit fee equal to the applicable margin in effect from time to time for Revolving Loans maintained as Eurodollar Rate loans, and to pay to the issuers of the letter of credit a fronting fee equal to the greater of (x) $500 per annum and (y) 0.25% per annum to be paid to the issuer of the letter of credit for its own account, calculated on the aggregate stated amount of all letters of credit for the stated duration thereof. We also have agreed to pay to the lenders of the U.S. Term Loans a non-refundable ticking fee during the period commencing on March 24, 2017 and ending on the delayed draw date of the U.S. Term Loans, at a rate per annum equal to 0.35% times the unfunded commitments for the U.S. Term Loans. Additionally, in connection with the closing of our amended and restated senior secured credit facility, the agents and the lenders also received certain other fees.

Security and Guarantees

Under the terms of (i) a U.S. pledge agreement, a Canadian pledge agreement and a reaffirmation of the previous Dutch pledge agreement and (ii) a U.S. borrowers/subsidiaries guaranty, a Canadian borrowers/subsidiaries guarantee and a reaffirmation of the previous Dutch guarantee, each of which were made in favor of the lenders, we and certain of our subsidiaries guarantee on a secured basis all of the obligations of the borrowers under our amended and restated senior secured credit facility and pledge the equity of certain of our subsidiaries as collateral to secure the obligations under our amended and restated senior secured credit facility, subject to limited exceptions; provided, however, that none of our Canadian subsidiaries guarantee the obligations of our U.S. subsidiaries or our Dutch subsidiaries and none of our Dutch subsidiaries guarantee the obligations of our U.S. subsidiaries or our Canadian subsidiaries.

Certain Covenants

Our amended and restated senior secured credit facility contains certain financial and operating covenants that generally provide us with more flexibility in the aggregate than the covenants contained in our senior secured credit facility that was amended and restated. Subject to certain exceptions as described in our amended and restated senior secured credit facility, the covenants limit, among other things, our ability to:

•	incur additional indebtedness;

•	create liens;

•	consolidate, merge or sell assets;

•	make certain advances, investments and loans;

•	enter into certain transactions with affiliates; and

•	engage in any business other than the packaging business and related businesses.

Our amended and restated senior secured credit facility requires our Interest Coverage Ratio (as defined in our amended and restated senior secured credit facility) for any four consecutive fiscal quarters ended on the last day of a fiscal quarter to be at least 3.00:1.00, and our Total Net Leverage Ratio for any four consecutive fiscal quarters ended on the last day of a fiscal quarter ending during the periods specified below to be no greater than the corresponding ratio set forth below:

Period	Maximum Total Net Leverage Ratio

March 24, 2017 through June 30, 2018	5.50:1.00

September 30, 2018 through June 30, 2019	4.50:1.00

September 30, 2019 and thereafter	4.25:1.00

Starting September 30, 2018, the maximum Total Net Leverage Ratio may be temporarily increased by 0.50:1.00 for a period of four fiscal quarters following certain acquisitions.

Events of Default

Our amended and restated senior secured credit facility contains certain customary provisions concerning events of default. Upon the occurrence and continuation of any such event of default under our amended and restated senior secured credit facility, the lenders are permitted, among other things, to accelerate the maturity of the Term Loans and the Revolving Loans and all other outstanding indebtedness under such credit facility and terminate their commitments to make any further Revolving Loans or swingline loans to issue any letters of credit.

Certain of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us and our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of our amended and restated senior secured credit facility does not purport to be complete and is qualified in its entirety by reference to the full text of the document filed as Exhibit 10.1 hereto.

Section 2—Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent applicable.

Section 8—Other Events

Item 8.01. Other Events.

On March 24, 2017, we issued a press release announcing that we completed the amendment and restatement of our existing senior secured credit facility. A copy of this press release is filed herewith and attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of March 24, 2017, among Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Plastics Canada Inc., Silgan Holdings B.V., Silgan International Holdings B.V., each other revolving borrower party thereto from time to time, each other incremental term loan borrower party thereto from time to time, various lenders party thereto from time to time, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., Goldman Sachs Bank USA, HSBC Bank USA, National Association, Mizuho Bank, Ltd. and Coöperatieve Rabobank U.A., New York Branch, as Co-Syndication Agents, The Bank of Nova Scotia, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd., TD Bank, N.A. and CoBank, ACB, as Co-Documentation Agents, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, HSBC Bank USA, National Association, Mizuho Bank, Ltd. and Coöperatieve Rabobank U.A., New York Branch, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Press Release dated March 24, 2017 announcing completion of amended and restated senior secured credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III Senior Vice President, General Counsel and Secretary

Date: March 30, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of March 24, 2017, among Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Plastics Canada Inc., Silgan Holdings B.V., Silgan International Holdings B.V., each other revolving borrower party thereto from time to time, each other incremental term loan borrower party thereto from time to time, various lenders party thereto from time to time, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., Goldman Sachs Bank USA, HSBC Bank USA, National Association, Mizuho Bank, Ltd. and Coöperatieve Rabobank U.A., New York Branch, as Co-Syndication Agents, The Bank of Nova Scotia, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd., TD Bank, N.A. and CoBank, ACB, as Co-Documentation Agents, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Bank USA, HSBC Bank USA, National Association, Mizuho Bank, Ltd. and Coöperatieve Rabobank U.A., New York Branch, as Joint Lead Arrangers and Joint Bookrunners.

99.1	Press Release dated March 24, 2017 announcing completion of amended and restated senior secured credit facility.